EXHIBIT A
                                     FORM OF

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT dated as of _______ __, 1997 between THE WMF GROUP, LTD., a Delaware corporation (the "COMPANY"), and CAPRICORN INVESTORS II, L.P., a Delaware limited partnership (the "PURCHASER").

                  Terms not otherwise defined herein have the meanings stated in the Purchase Agreement (as defined below).

                                    RECITALS

                  A. The Company and the Purchaser have entered into the Purchase Agreement dated as of November 17, 1997 (as amended or modified from time to time, the "PURCHASE AGREEMENT").

                  B. Pursuant to the Purchase Agreement, the Purchaser is purchasing the Shares. The Shares are collectively referred to herein as the "REGISTRABLE SHARES".

                  C. The Company and the Purchaser desire to enter into this Agreement to provide for the registration under the Securities Act of the disposition of the Registrable Shares and certain other matters. The execution and delivery of this Agreement is a condition precedent to the respective obligations of the parties on the Closing Date pursuant to Section 3.1(j) of the Purchase Agreement.


                                    AGREEMENT

                  The parties agree as follows:

                  SECTION 1.  DEMAND REGISTRATION RIGHTS.

                           (a) From   and   after   the   Closing   Date   (the
"COMMENCEMENT DATE") and to and including the date that is the fourth anniversary of the Commencement Date, subject to extension pursuant to Section 4 (as so extended from time to time, the "TERMINATION DATE"), on one or more occasions when the Company shall have received the written request of the Purchaser, any pledgee of Registrable Shares from the Purchaser or holders of at least 100,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions,


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exchanges  of shares or the like)  that  shall have been  acquired  directly  or indirectly from the Purchaser and to which rights under this Section 1 shall have been assigned pursuant to Section 13(a) (each such person, when requesting registration under this Section 1 or under Section 2 and thereafter in connection with any such registration, being hereinafter referred to as a "REGISTERING STOCKHOLDER"), the Company shall give written notice of the receipt of such request to each potential Registering Stockholder; it being understood that, without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The
Company shall, as expeditiously as possible and in good faith, include in a Registration Statement the number of Registrable Shares (the "TRANSACTION REGISTRABLE SHARES") that the Registering Stockholders shall have specified by written notice received by the Company not later than 10 Business Days after the Company shall have given such written notice to the Registering Stockholders pursuant to this Section 1(a).

                           (b) If the requested  registration  pursuant to this
Section 1 shall involve an underwritten offering, (1) no other securities of the Company, including securities to be offered for the account of the Company or any person other than a Registering Stockholder, shall be included in the Registration Statement and (2) the Registering Stockholder initiating a request for registration of Registrable Shares pursuant to this Section 1 shall select (with the consent of the Company, not to be unreasonably withheld) the managing underwriter in connection with the offering and any additional investment bankers and managers to be used in connection with the offering.

                           (c) Notwithstanding anything herein to the contrary:

                  (1) the Company shall not be required to prepare and file pursuant to this Section 1 a Registration Statement including less than 100,000 Registrable Shares in the aggregate (as such number of shares may be adjusted in the event of any change in the Registerable Shares by reason of stock dividends, split-ups, reverse split-ups, mergers, recapitalizations, subdivisions, conversions, exchanges of shares or the like);

                  (2) subject to the following clause (3), the Company shall not be required to prepare and file pursuant to this Section 1 more than seven Registration Statements, PROVIDED that a Registration Statement shall be deemed not to have been prepared and filed if the same does not become effective; and

                  (3) if a requested registration pursuant to this Section 1 shall involve an underwritten offering, and if the managing underwriter shall advise the Company and the Registering Stockholders in writing that, in its opinion, the number of Transaction Registrable Shares proposed to be included in the registration is so great as to adversely affect the offering, including the price at which the Transaction Registrable Shares could be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated pro rata among all Registering Stockholders on the basis of the relative number of Transaction Registrable Shares that each Registering Stockholder


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         has duly requested to be included in the registration;  PROVIDED,  that if 10% or more of the Transaction Registrable Shares requested to be registered by the Registering Stockholder initiating a request for registration of Registrable Shares pursuant to this Section 1 are so excluded from any registration and an investment banking firm of recognized national standing shall advise the Company that the number of the Transaction Registerable Shares requested to be registered by such Registering Stockholder, at the time of the request and in light of the market conditions then prevailing, did not exceed the number that would have an adverse effect on the offering of such Transaction Registrable Shares, including the price of which such Transaction
         Registrable   Shares  could  be  sold,  there  shall  be  provided  one
         additional registration under the preceding clause (2) in respect of each such exclusion.

                           SECTION 2.  PIGGY-BACK REGISTRATION RIGHTS.

                           (a)  From  and  after  the  Commencement  Date to and
including the date that is the fourth anniversary of the Commencement Date, if the Company shall determine to register or qualify by a registration statement filed under the Securities Act and under any applicable state securities laws, any offering of any Equity Securities of the Company, other than an offering with respect to which a Registering Stockholder shall have requested a registration pursuant to Section 1, the Company shall give notice of such determination to each potential Registering Stockholder and each other person having rights with respect to the registration under the Securities Act of the disposition of securities of the Company about which the Company has knowledge; it being understood that without prior notice to the Company, the Company shall not be deemed to have knowledge of the existence of any pledgee of Registrable Shares. The Company shall, as expeditiously as possible and in good faith, include in the registration statement the number of Registrable Shares (the "TRANSACTION REGISTRABLE SHARES") that the Registering Stockholders shall have specified by written notice received by the Company not later than 30 Business Days after the Company shall have given such written notice to the Registering Stockholders pursuant to this Section 2(a).

                           (b)  Notwithstanding anything herein to the contrary:

                  (1) the Company shall not be required by this Section 2 to include any Registrable Shares owned by Registering Stockholders in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing stockholders of the Company; and

                  (2) if a registration pursuant to this Section 2 involves an underwritten offering, the Company shall select the managing underwriter for the offering and any additional investment bankers and managers to be used in connection with the offering, and if the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in the registration is so great as to adversely affect the offering, including the price at which the securities


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         could be sold, the Company will include in the registration the maximum number of securities which it is so advised can be sold without the adverse effect, allocated as follows:

                           (A) FIRST, all securities  proposed to be registered
by the Company for its own account;

                           (B) SECOND, all securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of a "demand" right requesting the registration of shares of Common Stock in accordance with an agreement substantially similar to the provisions of Section 1;

                           (C) THIRD, all Transaction Registrable Shares duly requested to be included in the registration, allocated pro rata among all Registering Stockholders on the basis of the relative number of Transaction Registrable Shares that each Registering Stockholder has duly requested to be included in the registration; and

                           (D) FOURTH, any other securities proposed to be registered by the Company other than for its own account, including, without limitation, securities proposed to be registered by the Company pursuant to the exercise by any person other than a Registering Stockholder of a "piggy-back" right requesting the registration of shares of Common Stock in accordance with an agreement substantially similar to this Section 2;

         PROVIDED, HOWEVER, that in no event will the number of Registrable Shares included in a registration pursuant to this Section 2 be reduced to less than 10% of the aggregate number of securities included in the registration.

                  SECTION 3. REGISTRATION PROVISIONS. With respect to each registration pursuant to this Agreement:

                           (a) Notwithstanding anything herein to the contrary,
the Company shall not be required to include in any registration any of the Registrable Shares owned by a Registering Stockholder (1) if the Company shall deliver to the Registering Stockholder an opinion, satisfactory in form, scope and substance to the Registering Stockholder and addressed to the Registering Stockholder by legal counsel satisfactory to the Registering Stockholder, to the effect that the distribution of such Registrable Shares proposed by the Registering Stockholder is exempt from registration under the Securities Act and all applicable state securities laws or (2) if such Registering Stockholder or any underwriter of such Registrable Shares shall fail to furnish to the Company the information in respect of the distribution of the shares that may be required under this Agreement to be furnished by the Registering Stockholder or the underwriter to the Company.

                           (b) The Company shall make  available for inspection
by  each  Registering  Stockholder  participating  in  the  registration,   each
underwriter of Transaction


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

Registrable Shares owned by the Registering Stockholder and their respective accountants, counsel and other representatives all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with each registration of Transaction Registrable Shares owned by the Registering Stockholder, and shall cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such registration; PROVIDED that records and documents which the Company determines, in good faith, after consultation with counsel for the Company and counsel for the Registering Stockholder or underwriter, as the case may be, to be confidential and which it notifies such persons are confidential shall not be disclosed to them, except in each case to the extent that (1) the disclosure of such records or documents is necessary to avoid or correct a misstatement or omission in the Registration Statement, (2) the disclosure of such records or documents to an agency, bureau, commission, court, department, official, political subdivision or other instrumentality of any government, whether federal, state, county or local, domestic or foreign (each, a "GOVERNMENTAL BODY") having jurisdiction over such person is necessary or appropriate or (3) the disclosure of such records or documents may otherwise be required by applicable laws, rules, regulations, ordinances, judgments, rulings, orders, awards, recommendation or other official action of any Governmental Body having jurisdiction over such person. Each Registering Stockholder shall, after determining that disclosure of any records or documents may be necessary or advisable in the circumstances referenced in the proviso to the preceding sentence, give notice to the Company, and allow the Company, at the Company's expense, to undertake appropriate action and to prevent disclosure of any such records or documents deemed confidential.

                           (c)  Each Registering  Stockholder shall furnish, and
shall cause each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration to furnish, to the Company in writing promptly upon the request of the Company the additional information regarding the Registering Stockholder or the underwriter, the contemplated distribution of the Transaction Registrable Shares and the other information regarding the proposed distribution by the Registering Stockholder and the underwriter that shall be required in connection with the proposed distribution by the applicable securities laws of the United States of America and the states thereof in which the Transaction Registrable Shares are contemplated to be distributed. The information furnished by any Registering Stockholder or any underwriter shall be certified by the Registering Stockholder or the underwriter, as the case may be, and shall be stated to be specifically for use in connection with the registration.

                           (d)  The  Company  shall  prepare  and file  with the
Securities and Exchange Commission the Registration Statement, including the Prospectus, and each amendment thereof or supplement thereto, under the Securities Act and as required under any applicable state securities laws, on the form that is then required or available for use by the Company to permit each Registering Stockholder, upon the effective date of the Registration
Statement,   to  use  the  Prospectus  in  connection   with  the   contemplated
distribution by the Registering Stockholder of the Transaction Registrable Shares requested


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to be so  registered.  A  registration  pursuant  to Section 1 shall be effected pursuant to Rule 415 (or any similar provision then in force) under the Securities Act if the manner of distribution contemplated by the Registering Stockholder shall include an offering on a delayed or continuous basis. The Company shall furnish to each Registering Stockholder drafts of the Registration Statement and the Prospectus and each amendment thereof or supplement thereto for its timely review prior to the filing thereof with the Securities and Exchange Commission. If any Registration Statement refers to any Registering Stockholder by name or otherwise as the holder of any securities of the Company but such reference is not required by the Securities Act or any similar federal statute then in force, then the Registering Stockholder shall have the right to require the deletion of such reference. The Company shall deliver to each Registering Stockholder, without charge, one executed copy of the Registration Statement and each amendment or post-effective amendment thereof and one copy of each document incorporated therein by reference. If the registration shall have been initiated solely by the Company or shall not have been initiated by a Registering Stockholder, the Company shall not be obligated to prosecute the registration, and may withdraw the Registration Statement at any time prior to the effectiveness thereof, if the Company shall determine in good faith not to proceed with the offering of securities included in the Registration Statement. In all other cases, the Company shall use its best efforts to cause the Registration Statement to become effective and, as soon as practicable after the effectiveness thereof, shall deliver to each Registering Stockholder evidence of the effectiveness and as many copies of the Prospectus and each amendment thereof or supplement thereto as the Registering Stockholder may reasonably request. The Company consents to the use by each Registering Stockholder of each Prospectus and each amendment thereof and supplement thereto in connection with the distribution, in accordance with this Agreement, of the Transaction Registrable Shares owned by the Registering Stockholder. In addition, if necessary for resale by the Registering Stockholders, the Company shall qualify or register in such states as may be reasonably requested by each Registering Stockholder the Transaction Registrable Shares of the Registering Stockholder that shall have been included in the Registration Statement; PROVIDED that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any state in which it is not subject to process or qualified as of the date of the request. The Company shall advise the Purchaser and each Registering Stockholder in writing, promptly after the occurrence of any of the following, of (1) the filing of the Registration Statement or any Prospectus, or any amendment thereof or supplement thereto, with the Securities and Exchange Commission, (2) the effectiveness of the Registration Statement and any post-effective amendment thereto, (3) the receipt by the Company of any communication from the Securities Exchange Commission with respect to the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, including, without limitation, any stop order suspending the effectiveness thereof, any comments with respect thereto and any requests for amendments or supplements and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of Transaction Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.


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

                           (e)  The Company  shall use its best efforts to cause
the Registration Statement and the Prospectus to remain effective or current, as the case may be, including the filing of necessary amendments, post-effective amendments and supplements, and shall furnish copies of such amendments, post-effective amendments and supplements to the Registering Stockholders, so as to permit the Registering Stockholders to distribute the Transaction Registrable Shares owned by them in their respective manner of distribution during their respective contemplated periods of distribution, but in no event longer than six consecutive months from the effective date of the Registration Statement; PROVIDED that the period shall be increased by the number of days that any Registering Stockholder shall have been required by Section 4 to refrain from disposing under the registration of the Transaction Registrable Shares owned by the Registering Stockholder. During such respective contemplated periods of distribution, the Company shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Transaction Registrable Shares that shall have been included in the Registration Statement in accordance with their respective contemplated manner of disposition by the Registering Stockholders set forth in the Registration Statement, the Prospectus or the supplement, as the case may be. The Company shall not be deemed to have used its best efforts to cause the Registration Statement to remain effective during the applicable period if it voluntarily takes any action (other than an action required under applicable law or taken pursuant to and in accordance with
Section 4) that would result in the Registering Stockholders not being able to dispose of the Transaction Registrable Shares during their respective contemplated periods of distribution in accordance with their respective contemplated manner of disposition. The Company shall notify each Registering
Stockholder, at any time when a prospectus with respect to the Transaction Registrable Shares is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the Prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the
Prospectus so that, as thereafter delivered to the purchasers of such Transaction Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment. Notwithstanding anything in the foregoing to the contrary, if, in the opinion of counsel for the Company, there shall have arisen any legal impediment to the offer of the Transaction Registrable Shares made by the Prospectus or if any legal action or administrative proceeding shall have been instituted or threatened or any other claim shall have been made relating to the offer made by the Prospectus or against any of the parties involved in the offer, the Company may at any time upon written notice to each Registering Stockholder (1) terminate the
effectiveness   of  the   Registration   Statement  or  (2)  withdraw  from  the
Registration Statement the Transaction Registrable Shares owned by the Registering Stockholder; PROVIDED that, promptly after those matters


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shall be resolved to the satisfaction of counsel for the Company, then, pursuant to Section 1 or 2, as the case may be, the Company shall cause the registration of Transaction Registrable Shares formerly covered by the Registration Statement that were removed from registration by the action of the Company.

                           (f)  If requested by any  Registering  Stockholder or
an underwriter of Transaction Registrable Shares owned by the Registering Stockholder, the Company shall as promptly as practicable prepare and file with the Securities and Exchange Commission an amendment or supplement to the Registration Statement or the Prospectus containing such information as the Registering Stockholder or the underwriter requests to be included therein, including, without limitation, information with respect to the Transaction Registrable Shares being sold by the Registering Stockholder to the underwriter, the purchase price being paid therefor by such underwriter and other terms of the underwritten offering of the Transaction Registrable Shares to be sold in such offering.

                           (g)  Each Registering Stockholder shall report to the
Company distributions made by the Registering Stockholder of Transaction Registrable Shares pursuant to the Prospectus and, upon written notice by the Company that an event has occurred as a result of which an amendment or supplement to the Registration Statement or the Prospectus is required, the Registering Stockholder shall cease further distributions pursuant to the Prospectus until notified by the Company of the effectiveness of the amendment or supplement. Each Registering Stockholder shall distribute Transaction Registrable Shares only in accordance with the manner of distribution contemplated by the Prospectus with respect to the Transaction Registrable Shares owned by the Registering Stockholder. Each Registering Stockholder, by participating in a registration pursuant to this Agreement, acknowledges that the remedies of the Company at law for failure by the Registering Stockholder to comply with the undertaking contained in this paragraph (g) would be inadequate and that the failure would not be adequately compensable in damages and would cause irreparable harm to the Company, and therefore agrees that undertakings made by the Registering Stockholder in this paragraph (g) may be specifically enforced.

                           (h)  If the  registration is made pursuant to Section
2 and the registration involves an underwritten offering, in whole or in part, the Company may require the Transaction Registrable Shares owned by the Registering Stockholders to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters in the registration. In that event, the Registering Stockholders shall be parties to the related underwriting agreement.

                           (i)  If the  registration  involves  an  underwritten
offering, (1) at the request of one or more of the Registering Stockholders or the Company, the Company and the requesting Registering Stockholders shall enter into an appropriate underwriting agreement with respect to the Registrable Shares of the Registering Stockholders containing terms and provisions customary in agreements of that nature, including, without limitation, provisions with respect to expenses substantially the same as those set forth in Section 5 and provisions with respect to indemnification and contribution substantially the same as those


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set forth in Section 6, (2) the  Company  shall  make such  representations  and warranties, and deliver such certificates with respect thereto, to each Registering Stockholder owning the Transaction Registrable Shares included in such underwritten offering and each underwriter of such Transaction Registrable Shares, and in each case in such form, substance and scope, as are customarily made by issuers to underwriters in primary underwritten offerings, (3) the Company shall obtain and deliver to each such Registering Stockholder and underwriter opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, substance and scope) shall be reasonably satisfactory to the managing underwriter in such offering) addressed to such Registering Stockholder and underwriter with respect to matters customarily covered by such opinions requested in underwritten offerings and such other matters as may reasonably be requested by such Registering Stockholder or underwriter, (4) the Company shall obtain and deliver to each such Registering Stockholder and underwriter "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accounts of any subsidiary of the Company or of any business of the Company for which financial statements and financial data are, or required to be, included in the Registration Statement), addressed to such Registering Stockholder and underwriter, in customary form and substance, with respect to matters customarily covered by "cold comfort" letters in connection with primary underwritten offerings, and (5) the Company shall prepare or obtain, and deliver to each such Registering Stockholder and underwriter, such other documents as may reasonably be requested by such Registering Stockholder or underwriter.

                           (j)  Prior to sales of Transaction Registrable Shares
under the Registration Statement, the Company shall cooperate with each Registering Stockholder and each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing such Transaction Registrable Shares, and to enable such Transaction Registrable Shares to be in such denominations and registered in such names as the Registering Stockholder or the underwriter may request.

                           (k)  The Company shall use its best efforts to comply
with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first calendar month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                           (l)  The  Company  shall take all action  required to
cause the Transaction Registrable Shares to be listed on each national securities exchange on which the Common Stock shall then be listed, if any, and to be qualified for inclusion in the NASDAQ/National Market System or the NASDAQ/SmallCap Market, as the case may be, if the Common Stock is then so qualified.

                           (m)  For  the   purposes  of  this   Agreement,   the
following terms shall have the following meanings:

                  (1) "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close;

                  (2) "PROSPECTUS" means (A) the prospectus relating to the Transaction Registrable Shares owned by the Registering Stockholders included in a Registration Statement, (B) if a prospectus relating to the Transaction Registrable Shares shall be filed with the Securities and Exchange Commission pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, such prospectus, and (C) in the event of any amendment or supplement to the prospectus after the effective date of the Registration Statement, then from and after the effectiveness of the amendment or the filing with the Securities and Exchange Commission of the supplement, the prospectus as so amended or supplemented;

                  (3) "REGISTRATION STATEMENT" means (A) a registration statement filed by the Company in accordance with Section 3(d), including exhibits and financial statements thereto, in the form in which it shall become effective, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (or any similar provision or forms then in force) under the Securities Act and information deemed to be a part of such registration statement pursuant to paragraph (b) of Rule 430A (or any similar provision then in force) and (B) in the event of any amendment thereto after the effective date of the registration statement, then from and after the effectiveness of the amendment, the registration statement as so amended; and

                  (4) information "CONTAINED", "INCLUDED" or "STATED" in a Registration Statement or a Prospectus (or other references of like import) includes information incorporated by reference.

                  SECTION 4.  BLACKOUT PROVISIONS.

                           (a)  By  delivery  of  written  notice  to any of the
Purchaser, the Registering Stockholders and the other holders of Registrable Shares, stating which one or more of the following limitations shall apply to the addressee of such written notice, the Company may (1) postpone effecting a registration under this Agreement pursuant to this Section 4 on one occasion during any period of nine consecutive months, (2) require such addressee to refrain from disposing of Transaction Registrable Shares under the registration or (3) require such addressee to refrain from otherwise disposing of any Registrable Shares owned by such addressee (whether pursuant to Rule 144 or 144A under the Securities Act or otherwise), in each case for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed).

                           (b)  The   Company   may    postpone    effecting   a
registration or apply to any person specified in clauses (2) and (3) of paragraph (a) above any of the limitations specified in such clauses if (1) an investment banking firm of recognized national standing shall advise the Company and the Registering Stockholders in writing that effecting the registration or the disposition by such person of Registrable Shares, as the case may be, would materially and adversely affect an offering of Equity Securities of the Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

                           (c) If the Company shall take any action pursuant to
paragraph (a) above, the period during which the Registering Stockholders may exercise their respective rights under Sections 1 and 2 shall be extended by one day beyond the Commencement Date for each day that, pursuant to this Section 4, the Company postpones effecting a registration, requires any person to refrain from disposing of Transaction Registrable Shares under a registration or otherwise requires any person to refrain from disposing of Registrable Shares.

                  SECTION 5.  EXPENSES.

                           (a) The  Company  shall  bear  all  expenses  of the
following in connection with the registration of Transaction Registrable Shares pursuant to this Agreement, whether or not any related Registration Statement shall become effective:

                  (1) preparing, printing and filing each Registration Statement and Prospectus and each qualification or notice required to be filed under federal and state securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

                  (2) all fees and expenses of complying with federal and state securities laws and the rules and regulations of the NASD;

                  (3) furnishing to each Registering Stockholder one executed copy of the related Registration Statement and the number of copies of the related Prospectus that may be required by Sections 3(d) and 3(e) to be so furnished, together with a like number of copies of each amendment, post-effective amendment or supplement;

                  (4) performing its obligations under Sections 3(d) and 3(i);

                  (5) printing and issuing  share  certificates,  including  the
         transfer  agent's  fees,  in  connection  with  each   distribution  so
         registered;

                  (6) preparing  audited  financial  statements  required by the
         Securities Act and the rules and regulations thereunder to be included in the Registration Statement and preparing audited financial statements for use in connection with the registration other than audited financial statements required by the Securities Act and the rules and regulations thereunder;

                  (7) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

                  (8) premiums or other expenses relating to liability insurance
         required   by  the   Company  or   underwriters   of  the   Registering
         Stockholders;

                  (9) fees and disbursements of underwriters of the Registering Stockholders customarily paid by issuers or sellers of securities;

                  (10) listing of the Registrable Shares on national securities exchanges and inclusion of the Registrable Shares on the NASDAQ/National Market System or the NASDAQ/SmallCap Market, as the case may be; and

                  (11) fees and expenses of any special experts retained by the Company in connection with the registration.

                           (b)  The  Registering  Stockholders  shall  bear  all
other expenses incident to the distribution by the respective Registering Stockholders of the Registrable Shares owned by them in connection with a registration pursuant to this Agreement, including, without limitation, the selling expenses of the Registering Stockholders (but excluding the expenses referred to in paragraph (a)(9) above), commissions, underwriting discounts, insurance, fees of counsel for the Registering Stockholders and their underwriters.

                  SECTION 6.  INDEMNIFICATION

                           (a)  The Company  shall  indemnify  and hold harmless
each Registering Stockholder participating in a registration pursuant to this Agreement, each underwriter of Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration, each partner in the Registering Stockholder, the officers and directors of the Registering Stockholder and the underwriter and each person, if any, who controls the Registering Stockholder, any partner in the Registering Stockholder or the underwriter within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Registering Stockholder and each other person indemnified pursuant to this Section 6(a) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company shall not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Registering Stockholder or the underwriter of such

Transaction   Registrable  Shares  specifically  for  use  in  the  Registration
Statement or the Prospectus.

                           (b) Each Registering  Stockholder,  by participating
in a registration pursuant to this Agreement, thereby agrees to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successor provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and each other person indemnified pursuant to this Section 6(b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that this Section 6(b) shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Registering Stockholder specifically for use in the Registration Statement or the Prospectus, PROVIDED, FURTHER, that in no event shall the liability of a Registering Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by the Registering Stockholder upon the sale of the Registrable Shares giving rise to such indemnification obligations.

                           (c) If  any  action  or  proceeding  (including  any
governmental investigation or inquiry) shall be brought, asserted or threatened against any person indemnified under this Section 6, the indemnified person shall promptly notify the indemnifying party in writing, and the indemnifying party shall assume the defense of the action or proceeding, including the employment of counsel satisfactory to the indemnified person and the payment of all expenses. The indemnified person shall have the right to employ separate counsel in any action or proceeding and to participate in the defense of the action or proceeding, but the fees and expenses of that counsel shall be at the expense of the indemnified person unless:

                  (1) the indemnifying party shall have agreed to pay those fees and expenses; or

                  (2) the indemnifying party shall have failed to assume the defense of the action or proceeding or shall have failed to employ counsel reasonably satisfactory to the indemnified person in the action or proceeding; or

                  (3) the named parties to the action or proceeding (including any impleaded parties) include both the indemnified person and the indemnifying party, and the indemnified person shall have been advised by counsel that there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying party (in which case, if the indemnified person notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified person; it being understood, however, that the indemnifying party shall not, in connection with any one action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified person, which firm shall be designated in writing by the indemnified person).

The indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified person from and against any loss or liability by reason of the settlement or judgment.

                           (d)  If the  indemnification  provided  for in  this
Section 6 is unavailable to an indemnified person (other than by reason of exceptions provided in this Section 6) in respect of losses, claims, damages, liabilities or expenses referred to in this Section 6, then each applicable indemnifying party, in lieu of indemnifying the indemnified person, shall contribute to the amount paid or payable by the indemnified person as a result of the losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified person on the other in connection with the statements or omissions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified person and by these persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. The amount paid or payable by a person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the person in connection with investigating or defending any action or claim. Notwithstanding in the foregoing to the contrary, no Registering Stockholder or underwriter of Transaction Registrable Shares owned by the Registering Stockholder shall be required to contribute any amount in excess of the amount by which (1) in the case of the Registering Stockholder, the net proceeds received by the Registering Stockholder the sale of Transaction Registrable Shares or (2) in the case of the underwriter, the total price at which such Transaction Registrable Shares purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that the Registering Stockholder or underwriter, as the case may be, has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission. No person guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                           (e)  Each Registering Stockholder participating in a
registration pursuant to Section 1 shall cause each underwriter of any Transaction Registrable Shares owned by the Registering Stockholder to be distributed pursuant to the registration to agree in writing on terms reasonably satisfactory to the Company to indemnify and to hold harmless the Company and its officers and directors and each person, if any, who controls any of them within the meaning of Section 15 (or any successors provision) of the Securities Act, and their respective successors, against all claims, losses, damages and liabilities to third parties (or actions in respect thereof) arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement or the Prospectus or other document incident thereto or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the Company and each other person indemnified pursuant to the agreement for any legal or any other expense reasonably incurred in connection with investigating or defending any claim, loss, damage, liability or action; PROVIDED that the agreement shall apply only if (and only to the extent that) the statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the underwriter specifically for use in the Registration Statement or the Prospectus.

                  SECTION 7.  TRANSFER RESTRICTIONS.

                           (a)   The  Purchaser  acknowledges  that the  Company
will issue and sell the Registrable Shares to the Purchaser in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Purchaser represents that (1) it will acquire the Registrable Shares for investment and without any view toward distribution of any of the Registrable Shares to any other person and (2) it will not sell or otherwise dispose of the Registrable Shares except in compliance with the registration requirements or exemption provisions under the Securities Act.

                           (b)   Except  as  provided  to the  contrary  in this
Section 7, each certificate for Registrable Shares, and any certificate issued in exchange therefor or upon conversion, exercise or transfer thereof, shall bear legends substantially to the effect stated in clauses (1) and (2) below:

                  (1) "The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

                  (2) "The shares of Common Stock represented by this certificate are subject to the restrictions stated in the Registration Rights Agreement dated as of __________, 1997, a copy of which is on file at the office of the Secretary of the Company."

                           (c)   The legend  stated in Section  7(b)(1) shall be
removed by delivery of one or more substitute certificates without such legend if either (1) such substitute instruments or certificates are issued in connection with a sale that is registered under the Securities Act or (2) the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

                           (d)   The legend  stated in Section  7(b)(2) shall be
removed by delivery of one or more substitute certificates without such legend at such time as the related securities are no longer subject to this Agreement.

                  SECTION 8.  EXEMPT SALES.

                           (a)   The  Company  shall make all  filings  with the
Securities and Exchange Commission required by paragraph (c) of Rule 144 (or any similar provision then in force) under the Securities Act to permit the sale of Registrable Shares by any holder thereof (other than an Affiliate of the Company) to satisfy the conditions of Rule 144 (or any similar provision then in force). The Company shall, promptly upon the written request of the holder of Registrable Shares, deliver to such holder a written statement as to whether the Company has complied with all such filing requirements.

                           (b)   If any  of  the  Registrable  Shares  are  then
eligible for sale by the holder thereof pursuant to Rule 144A (or any similar provision then in force) under the Securities Act, the Company shall, promptly upon the written request of such holder, furnish to such holder and each prospective purchaser of such Registrable Shares identified by such holder in such written request, the information required by paragraph (d)(4) of Rule 144A (or any similar provision then in force) to permit the sale of such Registrable Shares to satisfy the conditions of Rule 144A (or any similar provision then in force).

                           (c)   Prior to sales of Registrable  Shares  proposed
to be sold pursuant to an exemption from the registration requirements of the Securities Act, the Company shall, subject to Section 6(d), cooperate with the Purchaser and each other holder of Registrable Shares to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing such Registrable Shares.

                  SECTION 9. MERGER, CONSOLIDATION, EXCHANGE, ETC. In the event, directly or indirectly, (1) the Company shall merge with and into, or consolidate with, or consummate a share exchange pursuant to Subchapter IX of the Delaware General Corporation Law (or successor provisions or statutes) with, any other person, or (2) any person shall merge with and into, or consolidate, the Company and the Company shall be the surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Registrable Shares shall be changed into or exchanged for stock or other securities of any other person, then, in each such case, proper provision shall be made so that such other person shall be bound by the provisions of this Agreement and the term "Company" shall thereafter be deemed to refer to such other person.

                  SECTION 10. OTHER AGREEMENTS. The Company, on behalf of itself and its Affiliates (other than a Registering Stockholder), agrees (1) not to effect any public sale or distribution of any securities similar to the Registrable Shares being registered pursuant to this Agreement or any securities convertible into or exchangeable or exercisable for such Registrable Shares during the 14 days prior to, and during the 90-day period beginning on, the effective date of the Registration Statement (except (x) on Form S-4 or Form S-8 (or comparable form) or (y) as part of the Registration Statement; PROVIDED that with respect to clause (y) in the case of a registration pursuant to Section 1 the Registering Stockholder initiating the registration consents to such inclusion), or the commencement of a public distribution of Registrable Shares;
(2) not to enter into any agreement inconsistent with any provision of this Agreement; (3) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any of the securities during the periods described in clause (1) of this Section 10, in each case including a sale in a Rule 144 Transaction (except as part of any such registration, if permitted); PROVIDED that the provisions of this Section 10 shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

                  SECTION 11. NOTICES. All notices, requests and other communications to any party under this Agreement shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgement of delivery is received.

                  SECTION 12. NO WAIVERS; REMEDIES. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 13. AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party to this Agreement from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the other party to this Agreement, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  SECTION 14.  SUCCESSORS AND ASSIGNS.

                           (a)  Each holder of Registrable Shares may assign to
any transferee of Registrable Shares its rights and delegate to the transferee its obligations under this Agreement, including, without limitation, the rights of assignment pursuant to this Section 14; PROVIDED that such transferee assignee shall accept such rights and assume such obligations for the benefit of the Company by written instrument, in form and substance reasonably satisfactory to the Company. Thereafter, without any further action by any person, all references in this Agreement to the holder of such Registrable Securities, and all comparable references, shall be deemed to be references to the transferee, and the transferor shall be released from each obligation or liability under this Agreement with respect to the Registrable Shares so transferred.

                           (b)  The  provisions  of  this  Agreement  shall  be
binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns pursuant to Section 3(a).

                  SECTION 15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  SECTION 16. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

                  SECTION 17. SEVERABILITY OF PROVISIONS. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

                  SECTION 18. HEADINGS AND REFERENCES. Section headings in this Agreement are included for the convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to or the sections of this Agreement, as the case may be, unless the context shall require otherwise.

                  SECTION 19. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements or understandings with respect to the subject matters of this Agreement.

                  SECTION 20. SURVIVAL. Except as otherwise specifically provided in this Agreement, each representation, warranty or covenant of each party contained in to this Agreement shall remain in full force and effect, notwithstanding any investigation or notice to the contrary or any waiver by the other party of a related condition precedent to the performance by such other party of an obligation under this Agreement.

                  SECTION 21. EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to this Agreement or transactions contemplated by this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, (2)
accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any action in those jurisdictions; PROVIDED, HOWEVER, that each party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may not be asserted in an original Action in the courts referred to in clause (1) above.

                  SECTION 22. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under this Agreement or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with this Agreement and agrees that any Action shall be tried before a court and not before a jury.

                  SECTION 23. NON-RECOURSE. No recourse under this Agreement shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of the Purchaser or the stockholders, directors, officers, employees, agents and Affiliates of the Purchaser or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, stockholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the Purchaser under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                  SECTION 24. AFFILIATE. Nothing contained in this Agreement shall constitute the Purchaser an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

                          ----------------------------


                           [Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement as of the date first written above in New York, New York.


                                   THE WMF GROUP, LTD.



                                   By:__________________________________________
                                       Name:
                                       Title:


                                   Address:    1593 Spring Hill Road
                                               Suite 400
                                               Vienna, Virginia  22182

                                   Telecopy:   (703) 610-1400


                                   CAPRICORN INVESTORS II, L.P.

                                   BY:      CAPRICORN HOLDINGS, LLC,
                                            ITS GENERAL PARTNER


                                   By:__________________________________________
                                       Name:
                                       Title:


                                   Address:       30 East Elm Street
                                   Greenwich, Connecticut 06830

                                   Telecopy:           (203) 861-6671


                                       S-1